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                                                                     EXHIBIT 4.5


                           CERTIFICATE OF AMENDMENT


Pursuant to Section 27 of the Rights Agreement between Sun Company, Inc. (the "Company") and First Chicago Trust Company of New York, predecessor to Equiserve Trust Company, NA, as Rights Agent (the "Rights Agent"), dated as of February 1, 1996, and last amended as of July 6, 2001 (the "Rights Agreement"), Sunoco, Inc., the successor by name change to the Company, HEREBY CERTIFIES THAT:

  1. the Fourth Amendment to Rights Agreement, attached hereto, is in compliance with the terms of said Section 27 of the Rights Agreement, as amended.


Dated as of September 6, 2001.


                                           SUNOCO, INC.


                                       By: /s/ THOMAS W. HOFMANN
                                           ---------------------
                                           Thomas W. Hofmann
                                           Vice President and
                                           Chief Financial Officer

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